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                                 FIREPOND, INC.

                    BRIGHTWARE ACQUISITION STOCK OPTION PLAN



SECTION 1.        GENERAL PURPOSE OF THE PLAN; DEFINITIONS

         The name of the plan is the Brightware Acquisition Stock Option Plan (the "Plan"). The purpose of the Plan is to encourage and enable the employees of Brightware, Inc. ("Brightware") upon whose judgment, initiative and efforts Firepond, Inc., a Delaware corporation (the "Company") will depend to acquire a proprietary interest in the Company after the consummation of the acquisition of Brightware by Butane Acquisition Corp., a wholly-owned subsidiary of the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

         The following terms shall be defined as set forth below:

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Board" means the Board of Directors of the Company, or its successor entity.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "Covered Employees" has the meaning specified in Code Section 162(m).

         "Fair Market Value" of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported; or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, then clause (i) shall not apply and the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported; or (iii) if the Stock is not publicly traded on a securities exchange or traded in the over-the-counter market or, if traded or quoted, there are no transactions or quotations within the last ten trading days or trading has been halted for extraordinary reasons, the Fair Market Value on any given date shall be determined in good faith by the Board without regard to any restriction other than a restriction which, by its terms will never lapse.



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         "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         "Option" or "Stock Option" means any right to purchase shares of Stock granted pursuant to Section 5.

         "Service Relationship" means the optionee's employment or service with the Company or any Subsidiary, whether or the capacity of an employee, director or consultant. Subject to Section 7 below, the Company in its discretion, shall determine whether the optionee's Service Relationship has terminated and the effective date of such termination.

         "Stock" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

         "Subsidiary" means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.        ADMINISTRATION OF PLAN; COMMITTEE

         (a) ADMINISTRATION OF PLAN. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee or committees of the Board, comprised, except as contemplated by Section 2(c), of not less than two directors; PROVIDED, HOWEVER, that if each member of the committee is not a "Non-Employee Director" within the meaning of Rule 16b-3(a)(3) of the Act, then any Options granted to individuals subject to the reporting requirements of
Section 16 of the Act shall be approved by the Board. Notwithstanding the foregoing, after the end of the reliance period as defined in Treasury Regulation 1.162-27(f) following the Company's initial offering of its Stock to the public, Options granted to Covered Employees which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m) of the Code shall be approved by a committee composed solely of two or more "Outside Directors" (as defined in Section 162(m) of the Code). All references herein to the Board shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee or committees of the Board, as applicable).

         (b) POWERS OF BOARD. The Board shall have the power and authority to grant Options consistent with the terms of the Plan, including the power and authority:

              (1) to select the employees of Brightware to whom Options may be granted in connection with the Company's acquisition of Brightware;

              (2) to determine the number of shares of Stock to be covered by any Option;

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              (3) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Option, which terms and conditions may differ among individual Options and participants, and to approve the form of written instruments evidencing the Options;

              (4) to accelerate at any time the exercisability or vesting of all or any portion of any Option;

              (5) to impose any limitations on Options granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

              (6) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options and Non-Qualified Stock Options, or any combination of the foregoing, granted to any one or more participants;

              (7) subject to the provisions of Section 5(a)(2), to extend at any time the period in which Options may be exercised; and

              (8) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable, to interpret the terms and provisions of the Plan and any Option (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         All decisions and interpretations of the Board shall be binding on all persons, including the Company and Plan participants.

         (c) DELEGATION OF AUTHORITY TO GRANT OPTIONS. The Board, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Board's authority and duties with respect to Options, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or Covered Employees. Any such delegation by the Board shall include a limitation as to the amount of Options that may be granted during the period of delegation and shall contain guidelines as to the determination of the exercise price of any Option, and the vesting criteria. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board's delegate or delegates that were consistent with the terms of the Plan.

SECTION 3.        STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

         (a) STOCK ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,000,000 shares of Stock subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Options which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. From and after the date the Plan is subject to
Section 162(m) of the Code, Options with respect to no more than 500,000 (as adjusted pursuant to

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Section 3(b)) shares of Stock may be granted to any Covered Employee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

         (b) CHANGES IN STOCK. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities or if as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted or exchanged for a different number or kind of shares or other securities of the Company or any successor entity (or a parent or subsidiary thereof), the Board shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of shares of Stock subject to Options that can be granted to any Covered Employee, (iii) the number and kind of shares or other securities subject to any then outstanding Options under the Plan, and (iv) the exercise price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares of Stock subject to the applicable Option ) as to which such Stock Options remain exercisable; PROVIDED THAT such exercise price may not be less than the par value of the Stock. The adjustment by the Board shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Board in its discretion may make a cash payment in lieu of fractional shares or round any resulting fractional share down to the nearest whole number.

         The Board may also adjust the number of shares subject to outstanding Options and the exercise price and the terms of outstanding Options to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

         (c) MERGERS AND OTHER SALE EVENTS. In the case of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity,
(iii) a merger, reorganization or consolidation between the Company and another person or entity (other than a holding company or Subsidiary of the Company) as a result of which, the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction, in each case, regardless of the form thereof (in each case, a "Transaction"), unless provision is made in connection with the Transaction for the assumption of the Options heretofore granted, or the substitution of such Options with new Options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above, all unvested shares


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of Stock subject to outstanding Options, to the extent not then fully vested and/or exercisable, shall become fully vested and exercisable upon and subject to the consummation of the Transaction, except with respect to specific Options as the Board otherwise determines. Upon the effectiveness of the Transaction, the Plan and all Options granted hereunder shall, unless assumed or substituted for by the successor entity, terminate. In the event of such termination, each optionee shall be permitted to exercise for a period of at least 15 days prior to the anticipated effective date of such Transaction all outstanding Options held by such optionee which are then exercisable (after giving effect to the acceleration of vesting provided for in this Section 3(c)), PROVIDED, HOWEVER that (i) the exercise of the portion of such Options that become vested and exercisable pursuant to the acceleration provision of this
Section 3(c) shall be subject to and conditioned upon the effectiveness of the Transaction; and (ii) the optionee may, in his or her sole and absolute discretion, condition the exercise of any portion of such Option not described in (i) above upon the effectiveness of the Transaction.

SECTION 4.        ELIGIBILITY

         Participants in the Plan will be such employees of Brightware who are responsible for or contribute to the management, growth or profitability of Brightware and/or the Company, as are selected by the Board, in its sole discretion.

SECTION 5.        STOCK OPTIONS

(a) TERMS OF STOCK OPTIONS. Any Stock Option granted under the Plan shall be pursuant to a Stock Option Agreement which shall be in such form as the Board may from time to time approve and which shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after the date which is ten (10) years from the date the Plan is approved by the Board.

                  (1) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option shall be determined by the Board at the time of grant but shall not be less than 100% of the Fair Market Value in the case of Incentive Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or Subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than the minimum exercise price per share set forth above if such Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under Section 424(a) of the Code.

                  (2) OPTION TERM. The term of each Stock Option shall be fixed by the Board, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of Stock


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of the Company or any parent or subsidiary corporation and an Incentive
Stock Option is granted to such employee, the term of such Option shall be no more than five years from the grant date.

                  (3) EXERCISABILITY; RIGHTS OF A STOCKHOLDER. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Board and set forth in the Stock Option agreement evidencing such Option. The Board may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option (as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and not as to shares subject to unexercised Stock Options.

                  (4) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                           (i)      In cash by certified or bank check or other
instrument acceptable to the Board;

                           (ii)     If permitted by the Board in its discretion,
in the form of shares of Stock that have been purchased by the optionee on the open market or that are not then subject to any applicable restrictions and that have been held by the optionee free of such restrictions for at least six months, such surrendered shares shall be valued at Fair Market Value on the exercise date;

                           (iii)    If permitted by the Board in its discretion,
by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure;

                           (iv)     By the optionee delivering to the Company a
promissory note if the Board has authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if required by state law; or

                           (v)      Any combination of the payment methods set
forth above.

         Payment instruments will be received subject to collection. No certificates for Option Shares so purchased will be issued to optionee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including without limitation (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the Option Shares for the optionee's own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate representing

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the shares to evidence the foregoing representations and restrictions, and
(iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

         (5) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and Subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option. For purposes of this Section 5(a)(5), Incentive Stock Options shall be taken into account in the order in which they were granted. If pursuant to the above, an Incentive Stock Option is treated as an Incentive Stock Option in part and a Non-Qualified Stock Option in part, the optionee may designate which portion of the Option the optionee is exercising. In the absence of such designation, the optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.


                  (6) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Board in its sole discretion may provide in any Stock Option agreement that the optionee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners or to limited liability companies in which such family members are the only members, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

                  (7) TERMINATION. Unless otherwise provided in the Option agreement or determined by the Board, upon the termination of the optionee's Service Relationship with the Company or its Subsidiaries, the optionee's rights in his or her Stock Options shall automatically terminate upon the effective date of such termination.

SECTION 6.        TAX WITHHOLDING

         (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Option or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, any federal, state, foreign, or local taxes of any kind required by law to be withheld with respect to such

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income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (b) PAYMENT IN STOCK. Subject to approval by the Board, a participant may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 7.        AMENDMENTS AND TERMINATION

         (a) The Board may, at any time, amend or discontinue the Plan and the Board may, at any time, amend or cancel any outstanding Option, but no such action shall adversely affect rights under any outstanding Option without the holder's consent unless (i) required to ensure that a Stock Option is treated as an Incentive Stock Option or (ii) to comply with applicable law.

         (b) For purposes of the Plan, the following events shall not be deemed a termination of the Service Relationship:

                  (1) a transfer to the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

                  (2) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company; PROVIDED, HOWEVER, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave, the optionees' Service shall be deemed to have terminated unless the optionee's right to return to service is guaranteed either by a statute or by contract.

SECTION 8.        STATUS OF PLAN

         With respect to the portion of any Option that has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Board shall otherwise expressly determine in connection with any Option or Options. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Options hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 9.        GENERAL PROVISIONS

         (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. No shares of Stock shall be issued pursuant to an Option until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Board may require the placing of such stop orders and restrictive legends on certificates for Stock and Options, as it deems appropriate. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful

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issuance and sale of any shares subject to any Option shall relieve the
Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of an Option, the Company may require the optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company and may require the Optionee to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

         (b) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Options do not confer upon any optionee any right to continued employment or service with the Company or any Subsidiary or interfere in any way with the right of the Company or its Subsidiaries to terminate the optionee's employment or service at anytime.

         (c) DELIVERY OF STOCK CERTIFICATES. Stock certificates to participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

         (d) CONFLICT WITH STOCK OPTION AGREEMENT. In the event of a conflict between the terms and provisions of this Plan and the terms and provisions of any Stock Option agreement, the terms and provisions of this Plan shall govern.

SECTION 10.       EFFECTIVE DATE OF PLAN

         This Plan shall become effective upon approval by the Board.

SECTION 11.       GOVERNING LAW

         This Plan and all Options and actions taken thereunder shall be governed by the laws of the State of Delaware, applied without regard to conflict of law principles thereof.



         APPROVED BY THE BOARD OF DIRECTORS:  January 29, 2001.


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